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                                                                  Exhibit 4.3(d)

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of October 30, 1998, is entered into among EASCO CORPORATION ("BORROWER"), the various financial institutions which are parties hereto ("LENDERS") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor by merger to BANK OF AMERICA ILLINOIS), as agent ("AGENT").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Borrower, Lenders and Agent are parties to a Credit Agreement dated as of March 18, 1994 as amended and modified by a First Amendment to Credit Agreement and Security Agreement dated as of January 31, 1995 and a Second Amendment to Credit Agreement dated as of February 18, 1997 (as amended, modified or supplemented at any time, the "CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:


         SECTION 1. DEFINED TERMS. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         SECTION 2.    AMENDMENTS TO CREDIT AGREEMENT.

         The Credit Agreement is amended as follows:


         SECTION 2.1. AMENDMENT OF RECITALS. The Recital in the fourth WHEREAS clause to the Credit Agreement is amended by inserting the following clause (c) following clause (b) thereof:


                  "(c) in the case of the IRB Letter of Credit, for support of the Borrower's obligations in connection with The Hertford County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Easco Corporation Project), Series 1998; and".


         SECTION 2.2. AMENDMENT OF SCHEDULE I. Schedule I to Section 1.1 of the Credit Agreement is amended by adding the following definitions in proper alphabetical order:


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                  "`Bonds' means the $6,000,000 aggregate principal amount
         Industrial Development Revenue Bonds (Easco Corporation Project), Series 1998, issued by the Financing Authority under the Hertford Indenture.

                  `Financing Authority' means The Hertford County Industrial Facilities and Pollution Control Financing Authority.

                  `Hertford Indenture" means the Trust Indenture dated as of November 1, 1998 between The Hertford County Industrial Facilities and Pollution Control Financing Authority as Issuer and PNC Bank, National Association, as Trustee.

                  `IRB Letter of Credit' means an irrevocable letter of credit in the form of Exhibit K to support the obligations of the Borrower in connection with The Hertford County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Easco Corporation Project), Series 1998, and otherwise satisfactory to the LC Issuer.

                  `Loan Agreement' means the Loan Agreement dated as of November 1, 1998 between the Borrower and the Financing Authority."

         SECTION 2.3. AMENDMENT OF SECTION 5.1. Section 5.1 is amended by adding the following sentence after the first sentence in the first paragraph thereof:

         "The IRB Letter of Credit shall be in the form of Exhibit K hereto and otherwise as approved by the LC Issuer."

         SECTION 2.4. ADDITION OF NEW SECTION 9.1.11. A new Section 9.1.11 is added to the Credit Agreement as follows:

                  "SECTION 9.1.11. DEFAULT UNDER THE LOAN AGREEMENT, ETC.. Any "Event of Default" (as defined therein) shall occur under the Loan Agreement or the Hertford Indenture, after giving effect to the applicable grace period, if any."

         SECTION 2.5. AMENDMENT OF SECTION 11.3. Section 11.3 is amended by inserting the words "and the IRB Letter of Credit" following the words "the Credit Documents" in the first sentence of Section 11.3 of the Credit Agreement.

         SECTION 2.6. EXHIBIT K. A new Exhibit K shall be added to the Credit Agreement in the form of Annex I to this Amendment.

         SECTION 2.7. AMENDMENT TO DEFINITIONS. The definition of "LC Issuer" in
Schedule I to the Credit Agreement is hereby amended by deleting "Continental Bank" and substituting "Bank of America National Trust and Savings Association" in place thereof.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and Lenders, as of the date of the actual execution of this Amendment, that:

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         3.1. DUE AUTHORIZATION, ETC. The execution and delivery by it of this
Amendment and the performance by it of its obligations under the Credit Agreement are duly authorized by all necessary corporate action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of or constitute any default under any provision of its Organic Documents or the Organic Documents of any of its Subsidiaries or any material agreement or other document binding upon or applicable to it or any of its Subsidiaries (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to it or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien on any of its properties or the properties of any of its Subsidiaries pursuant to the provisions of any agreement binding upon or applicable to it or any of its Subsidiaries.

         3.2. VALIDITY. This Amendment has been duly executed and delivered by Borrower, and this Amendment and the Credit Agreement (as amended hereby) are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

         3.3 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. After giving effect to the Amendment as set forth herein, (A) no Event of Default or Default has occurred and is continuing and (B) the representations and warranties contained in Article VII of the Credit Agreement are true and correct, except to the extent that such representations and warranties (a) solely relate to an earlier date or (b) are changed by circumstances permitted by the Credit Agreement.

         SECTION 4. CONDITIONS PRECEDENT. The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall become effective as follows:

         4.1. CONDITIONS. The amendments contained in this Amendment shall become effective on such date when all of the following conditions precedent shall have been satisfied:

                  (a) RECEIPT OF DOCUMENTS. Agent shall have received all of the following, each in form and substance satisfactory to Agent and
         Lenders:

                           (i) AMENDMENT. A counterpart original of this Amendment duly executed by Borrower;

                           (ii) RESOLUTIONS, ETC. A certificate of the secretary
                  or an assistant secretary of Borrower dated the date of the execution of this Amendment or such other date as shall be acceptable to Agent;

                           (iii) AMENDMENT FEE. Evidence of payment from the
                  Borrower to the Agent of the amendment fee for the account of each Lender, such fee to be equal to 0.05% of the amount of such Lender's Commitment (as of the date of this Amendment, after giving effect hereto) and to be distributed by the Agent to each Lender upon the effectiveness of this Amendment; and


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                           (iv) OTHER. Such other documents as Agent or Lenders
                  may reasonably request.

                  (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing, after giving effect to this Amendment.

         SECTION 5.  MISCELLANEOUS.

         5.1. DOCUMENTS REMAIN IN EFFECT. Except as amended and modified by this Amendment, the Credit Agreement and the other Credit Documents, including but not limited to the Security Agreement, remain in full force and effect and Borrower hereby ratifies, adopts and confirms its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and the other Credit Documents, including but not limited to the Security Agreement.

         5.2. REFERENCE TO CREDIT AGREEMENT. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein" or words of like import, and each reference to the "Credit Agreement" in any Credit Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended herein.

         5.3. HEADINGS. Headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

         5.4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. One or more executed counterparts of this Amendment or any document or instrument related hereto may be delivered by telecopier, with the intention that they shall have the same effect as an original executed counterpart hereof or thereof. Any party hereto delivering an executed counterpart of this Amendment or any related document or instrument by telecopier shall promptly provide an original of such counterpart to Agent.

         5.5. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Agent (including reasonable fees, charges and disbursements of Agent's attorneys) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the IRB Letter of Credit and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Agent and Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Credit Agreement, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 5.5 shall survive any termination of this Amendment or the Credit Agreement.

         5.6. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS

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WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         5.7. SUCCESSORS. This Amendment shall be binding upon Borrower, Lenders, Agent and their respective permitted successors and assigns, and shall inure to the benefit of Borrower, Lenders, Agent and their respective permitted successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                      EASCO CORPORATION

                                      By:  _____________________________

                                      Title:  __________________________


                                      BANK OF AMERICA NATIONAL
                                      TRUST AND SAVINGS ASSOCIATION,
                                      AS AGENT

                                      By:  _____________________________

                                      Title:  __________________________


                                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION, AS LENDER

                                      By:  _____________________________

                                      Title:  __________________________


                                      PNC BANK, NATIONAL
                                      ASSOCIATION

                                      By:  _____________________________

                                      Title:  __________________________


                                      NATIONAL CITY BANK

                                      By:  _____________________________

                                      Title:  __________________________


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